As filed with the Securities and Exchange Commission on August 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNIGHT CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

22-3689303

(I.R.S. Employer Identification No.)

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

(Address of principal executive offices)

Leonard J. Amoruso, Esq.

Executive Vice President and General Counsel

Knight Capital Group, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Nicholas G. Demmo

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities(3)
Common Stock(4)
Preferred Stock(5)
Warrants(6)
Purchase Contracts(7)
Depositary Shares(8)
Units(9)
Rights(10)
Total

(1)	Not applicable pursuant to Form S-3 General Instruction II.E. There is being registered hereby an indeterminate aggregate initial offering price or number of the securities of the identified class as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), Knight Capital Group, Inc. is deferring payment of all of the registration fees.
(3)	We are registering an indeterminate principal amount of debt securities (which may be senior or subordinated). Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities, preferred stock or depositary shares, for which no consideration will be received by us, or upon exercise of warrants or rights registered hereby.
(4)	We are registering an indeterminate number of shares of common stock. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or the preferred stock or upon exercise of warrants or rights registered hereby.
(5)	We are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants or rights registered hereby. In addition, we are also registering such indeterminate number of shares of preferred stock, for which no consideration will be received by us, as may be issued upon conversion or exchange of debt securities of the Company.
(6)	We are registering an indeterminate number of warrants representing rights to purchase debt securities, shares of common stock or preferred stock or depositary shares registered hereby.
(7)	We are registering an indeterminate number of purchase contracts, which may require the holder thereof to purchase or sell: (i) our debt securities, common stock, preferred stock or depository shares; (ii) securities of an entity unaffiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; (iii) currencies; or (iv) commodities.
(8)	We are registering an indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.
(9)	We are registering an indeterminable number of units, which will be comprised of two or more of the securities registered hereby in any combination.
(10)	We are registering an indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.

PROSPECTUS

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

Debt Securities

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Depositary Shares

Units

Rights

We and/or a selling stockholder or selling stockholders may offer and sell the securities described in this prospectus from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any of the securities described in this prospectus are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Knight Capital Group, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “KCG.”

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus is dated August 6, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Knight Capital Group, Inc. filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we and/or a selling stockholder or selling stockholders may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

Each time we and/or a selling stockholder or selling stockholders sell any of the securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement will contain more specific information about the offering, including the names of any selling stockholder(s), if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

When we refer to “Knight Capital Group,” “the Company,” “we,” “our” and “us” in this prospectus, we refer only to Knight Capital Group, Inc., and not Knight Capital Group, Inc. together with its subsidiaries, unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FORWARD LOOKING STATEMENTS

Certain statements contained in this Registration Statement on Form S-3, including without limitation, the documents incorporated by reference herein and statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar meaning, may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation: risks associated with the August 1, 2012 erroneous routing of orders in NYSE-listed securities and the impact to the Company’s capital position and other consequences thereof including actions taken by the Company in response thereto; risks associated with the Company’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the initial public offering of Facebook, Inc.; risks related to the Company’s corporate restructuring in the third quarter of 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations; risks associated with changes in market structure, legislative, regulatory or financial rules and risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the Securities and Exchange Commission.

THE COMPANY

Knight Capital Group, Inc., a Delaware corporation, is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. The Company is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions.

The Company was organized in January 2000 as the successor to the business of Knight/Trimark Group, Inc., which in turn was organized in April 1998 as the successor to the business of Roundtable Partners, LLC, which was formed in March 1995. In May 2000, the Company changed its name from Knight/Trimark Group, Inc. to Knight Trading Group, Inc., and in May 2005 the Company further changed its name to Knight Capital Group, Inc. Our corporate headquarters are located at 545 Washington Boulevard, Jersey City, New Jersey 07310. Our telephone number is (201) 222-9400.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2011, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus or in the applicable prospectus supplement, including in the section entitled “Risk Factors” therein, before deciding to purchase any securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and before the date that the offering of the securities described in this prospectus by means of this prospectus is terminated:

•

Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, as updated by our Current Report on Form 8-K filed on August 6, 2012, including information specifically incorporated by reference into our Form 10-K from our 2011 Annual Report to Stockholders and our definitive Proxy Statement for our 2011 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 10, 2012;

•	Current Reports on Form 8-K filed on January 24, 2012, May 9, 2012, May 15, 2012, June 28, 2012 and August 6, 2012;

•

Registration statement on Form 8-A, filed on July 7, 1998, incorporating by reference the description of our capital stock included in the registration statement on Form S-1 (Registration No. 333-51653) filed on July 7, 1998, including any amendments or supplements filed for the purpose of updating such description.

Information furnished under Items 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, and we will provide to you at no cost to you, by writing to or telephoning us at the following address:

Leonard J. Amoruso, Esq.

Executive Vice President and General Counsel

Knight Capital Group, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

Phone:  (201) 222-9400

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes. In the case of a sale of the securities by any selling stockholder(s), we will not receive the proceeds from such sale.

LEGAL OPINIONS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon by Wachtell, Lipton, Rosen & Katz, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Knight Capital Group’s Current Report on Form 8-K dated August 6, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Knight Capital Group for the year ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Blue Sky and Legal Investment Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Listing Fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r).
(2)	The amount of these expenses is not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We, a Delaware corporation, are empowered by Section 145 of the Delaware General Corporation Law (the DGCL), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at the request of us as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We are required by Section 145 to indemnify any person against reasonable expenses (including attorneys’ fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of us or is or was serving at the request of us as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Article 7 of our Certificate of Incorporation (the Charter) provides that we shall indemnify and hold harmless any person who was, is or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was our director or officer (ii) while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article 7 of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by us the expenses incurred in defending any such proceeding in advance of its disposition.

ITEM 16.	EXHIBITS

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration

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statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on August 6, 2012.

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Thomas M. Joyce
	Name:	Thomas M. Joyce
	Title:	Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Thomas M. Joyce and Steven Bisgay, and each and either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Joyce Thomas M. Joyce	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 6, 2012

/s/ Steven Bisgay Steven Bisgay	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2012

/s/ William L. Bolster William L. Bolster	Director	August 6, 2012

/s/ James W. Lewis James W. Lewis	Director	August 6, 2012

/s/ James T. Milde James T. Milde	Director	August 6, 2012

/s/ Christopher C. Quick Christopher C. Quick	Director	August 6, 2012

/s/ Daniel F. Schmitt Daniel F. Schmitt	Director	August 6, 2012

/s/ Laurie M. Shahon Laurie M. Shahon	Director	August 6, 2012

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Common Stock.*

1.3	Form of Underwriting Agreement for Preferred Stock.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Purchase Contracts.*

1.6	Form of Underwriting Agreement for Depositary Shares.*

1.7	Form of Underwriting Agreement for Units.*

1.8	Form of Underwriting Agreement for Rights.*

4.1	Amended and Restated Certificate of Incorporation of Knight/Trimark Group, Inc., dated January 6, 2000 (Incorporated herein by reference to Exhibit 3.1 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated August 6, 2012).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Knight/Trimark Group, Inc., dated May 17, 2000 (Incorporated herein by reference to Exhibit 3.2 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated August 6, 2012).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Knight Trading Group, Inc., dated May 12, 2005 (Incorporated herein by reference to Exhibit 3.3 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated August 6, 2012).

4.4	Form of Certificate of Designations of Preferences and Rights of the Preferred Stock of Knight Capital Group, Inc.*

4.5	Amended and Restated By-Laws, dated January 18, 2012 (Incorporated herein by reference to Exhibit 3.1 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated January 24, 2012).

4.6	Indenture, dated as of March 19, 2010, among Knight Capital Group, Inc. and Deutsche Bank Trust Company Americas, as trustee. (Incorporated herein by reference to Exhibit 4.1 to Knight Capital Group’s Current Report on Form 8-K, dated March 19, 2010).

4.7	Form of Senior Indenture.*

4.8	Form of Subordinated Indenture.*

4.9	Form of Debt Securites.*

4.10	Form of Certificate of Designations for Preferred Stock.*

4.11	Form of Warrant Agreement.*

4.12	Form of Purchase Contract.*

4.13	Form of Deposit Agreement for Depositary Shares.*

4.14	Form of Unit Agreement.*

4.15	Form of Rights Agreement.*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.